Exhibit 3.3

Ministry of Finance	Mailing Address:	Location:
Corporate and Personal Property Registries www.corporateonline.gov.bc.ca	PO BOX 9431 Stn Prov Govt. Victoria BC V8W 9V3	2nd Floor - 940 Blanshard St. Victoria BC 250 356-8626

Vertical Short Form Amalgamation Application	CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies

FORM 14 BUSINESS CORPORATIONS ACT Section 275	RON TOWNSHEND March 29, 2007

FILING DETAILS:	Amalgamation Application for:
LIONS GATE ENTERTAINMENT CORP.

Incorporation Number: BC0786966

Filed Date and Time:	March 29, 2007 12:34 PM Pacific Time

Recognition Date and Time:	April 1, 2007 12:00 AM Pacific Time as a result of an Amalgamation.

AMALGAMATION APPLICATION
The amalgamated company will adopt as its Notice of Articles, the Notice of Articles of the amalgamating holding corporation, LIONS GATE ENTERTAINMENT CORP., Incorporation No. 0720538.
AMALGAMATION EFFECTIVE DATE:
Specified Date and Time of Amalgamation: April 1, 2007 12:00 AM Pacific Time
AMALGAMATING CORPORATION(S) INFORMATION

Name of Amalgamating Corporation(s)	Incorporation Number in BC

LIONS GATE ENTERTAINMENT CORP.	BC0720538

LIONS GATE FILMS CORP.	C0786940

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AMALGAMATION STATEMENT
This amalgamation has been effected without court approval. A copy of all of the required affidavits under section 277(1) have been obtained and the affidavit obtained from each amalgamating company has been deposited in that company’s records office.

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